POWER OF ATTORNEY

The undersigned, being a
person required to file a
statement under Section
16(a) of the Securities
Exchange Act of 1934,
as amended (the '1934 Act'),
with respect to MBIA
Capital/Claymore Managed
Duration Investment Grade
Municipal Fund, a Delaware
statutory trust, hereby
authorizes, designates and
appoints Kevin M. Robinson
or Melissa J. Nguyen to act
as attorney-in-fact to execute
and file statements on Form 3,
Form 4 and Form 5 and any
successor forms adopted by
the Securities Exchange
Commission, as required by
the 1934 Act and the
Investment Company Act of
1940, as amended, and the
rules thereunder, and to
take such other actions as
such attorney-in-fact may
deem necessary or
appropriate in connection
with such statements,
hereby confirming and
ratifying all actions that
such attorney-in-fact
has taken or may take
in reliance hereon.
This power of attorney
shall continue in effect
until the undersigned
no longer has an
obligation to file
statements under the
section cited above,
or until specifically
terminated in writing
by the undersigned.

IN WITNESS WHEREOF,
the undersigned has duly
executed this power of
attorney as of the 29th
day of May, 2008.


/s/ Mark Furjanic